Exhibit 32

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officers of AmeraMex International, Inc., a Nevada corporation (the “Company”), do hereby certify, to such officers’ knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2022	/s/ Lee Hamre
Lee Hamre Chief Executive Officer
(Principal Executive Officer)
Date: August 15, 2022	/s/ Hope Stone
Hope Stone
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to AMERAMEX INTERNATIONAL, INC. and will be retained by AMERAMEX INTERNATIONAL, INC. and furnished to the Securities and Exchange Commission or its staff upon request.